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Exhibit 99.1

                                  Risk Factors

While it is impossible to identify all such factors, the risks and uncertainties that may affect the Company's business, performance and results of operations include the following:

         - Price and availability of diesel fuel;

         - Ability to attract and retain an adequate number of qualified drivers;

         - Competitive factors including rate competition, relative size and resources of competitors, large carriers created by the trend toward consolidation in the industry and advances in technology;

         - High level of regulation of the trucking industry, including environmental regulation;

         - Increased costs in the event of changes in the nature or extent of applicable laws or regulations;

         - Economic conditions;

         - Weather conditions;

         - Dependence on significant customers;

         - Success of integration of acquired businesses;

         - Dependence on foreign operations;

         - Insurance and claims expenses;

         - Dependence on key employees;

         - Increased prices for new revenue equipment and decreases in value of used revenue equipment;

         - Capital intensive nature of the trucking industry;

         - Costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters, including but not limited to, those described in Management's Discussion and Analysis of Financial Condition and Results of Operations;

         - The change in the relative strength of the U.S. dollar and its impact on the Company's ability to do business in foreign markets;

         - Changes in financial markets affecting the Company's financial structure and the Company's cost of capital and borrowed money;

         - Any other factors which may be identified from time to time in the Company's periodic SEC filings and other public announcements.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statement. The Company does not intend to update forward-looking statements.